As filed with the Securities and Exchange Commission on April 9, 2003

REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

AMERICA ONLINE LATIN
AMERICA, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	65-0963212 (I.R.S. Employer Identification No.)

6600 N. Andrews Avenue
Suite 400
Fort Lauderdale, FL 33309
(954) 689-3100
(Address of Principal Executive Offices)

AMERICA ONLINE LATIN AMERICA, INC.
2000 STOCK PLAN
(Full title of the plan)

Charles M. Herington
Chief Executive Officer
America Online Latin America, Inc.
6600 N. Andrews Avenue
Suite 400
Fort Lauderdale, FL 33309
(954) 689-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of	Amount to be	offering price	aggregate	Amount of
securities to be registered	registered(1)	per share(2)	offering price(2)	registration fee

Class A Common Stock, $.01 par value	3,435,256 shares	$3.29	$11,301,992.24	$915.46
Class A Common Stock, $.01 par value	6,164,744 shares	$0.385	$2,373,426.44	$192.25

Total	9,600,000 shares		$13,675,418.68	$1,107.71

(1)	The number of shares of class A common stock, par value $.01 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the America Online Latin America, Inc. 2000 Stock Plan (the “Plan”). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rules 457(c) and 457(h) under the Securities Act, as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the SmallCap Market of the National Association of Securities Dealers Automated Quotation System (NASDAQ) as of April 2, 2003, within 5 business days prior to filing this Registration Statement.

EXPLANATORY NOTE
Part I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Part II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
AMERICA ONLINE LATIN AMERICA, INC.
INDEX TO EXHIBITS FILED WITH FORM S-8 REGISTRATION STATEMENT
EX-5 Opinion of Mintz Levin Cohn Ferris et al
EX-23.2 Consent of Ernst & Young LLP

EXPLANATORY NOTE

     The 9,600,000 shares of Common Stock being registered pursuant to this Registration Statement are additional securities of the same class as other securities for which a registration statement (No. 333-51590) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on December 11, 2000. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) and are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 (filing date April 9, 2003), and

(b)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-31181) filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Incorporated herein by reference from Registration Statement on Form S-1, as amended, No. 333-95051.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated by reference herein.

Item 9. Undertakings.

     Incorporated herein by reference from Registration Statement on Form S-8, No. 333-51590.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Lauderdale, Florida on April 7, 2003.

AMERICA ONLINE LATIN AMERICA, INC.

/s/ Charles M. Herington Charles M. Herington Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Charles M. Herington and Osvaldo Baños, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of America Online Latin America, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles M. Herington Charles M. Herington	Chief Executive Officer (principal executive officer)	April 7, 2003

/s/ Osvaldo Baños Osvaldo Baños	Chief Financial Officer (principal financial officer)	April 7, 2003

/s/ Milton P. Brice Milton P. Brice	Controller (principal accounting officer)	April 7, 2003

Steven I. Bandel	Director	, 2003

/s/ Janice Brandt Janice Brandt	Director	April 7, 2003

Gustavo A. Cisneros	Director	, 2003

Ricardo J. Cisneros	Director	, 2003

/s/ Vernon E. Jordan, Jr. Vernon E. Jordan, Jr.	Director	April 7, 2003

/s/ J. Michael Kelly J. Michael Kelly	Director	April 7, 2003

/s/ William H. Luers William H. Luers	Director	March 12, 2003

/s/ Michael J. Lynton Michael J. Lynton	Director	April 7, 2003

Signature	Title	Date

/s/ M. Brian Mulroney M. Brian Mulroney	Director	April 7, 2003

/s/ Robert S. O’Hara Robert S. O’Hara, Jr.	Director	April 7, 2003

/s/ Cristina Pieretti Cristina Pieretti	Director	April 7, 2003

/s/ Joseph A. Ripp Joseph A. Ripp	Director	April 7, 2003

/s/ Gerald Sokol, Jr. Gerald Sokol, Jr.	Director	April 7, 2003

AMERICA ONLINE LATIN AMERICA, INC.

INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT

Exhibit
Number	Description

(4.1)	Form of Class A Common Stock Certificate (Filed as Exhibit 4.1 to Amendment No. 10 of the Registrant’s Registration Statement on Form S-1, as amended, No. 333-95051, and incorporated herein by reference).
(4.2)	Fourth Restated Certificate of Incorporation of America Online Latin America, Inc. (Filed as Exhibit 3.1 to to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, No. 000-31181, and incorporated herein by reference).
(4.3)	Certificate of Amendment of Fourth Restated Certificate of Incorporation of America Online Latin America, Inc., filed with the Secretary of State of the State of Delaware on December 23, 2002 (Filed as Exhibit 19 to Amendment No. 8 to Schedule 13D of AOL Time Warner Inc. and America Online, Inc., with respect to shares of America Online Latin America, Inc., filed with the Securities and Exchange Commission on January 24, 2003 (No. 005-59485) and incorporated herein by reference).
(4.4)	Amended and Restated By-laws of America Online Latin America, Inc. (Filed as Exhibit 3.2 to to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, No. 000-31181, and incorporated herein by reference).
(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.
(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).
(23.2)	Consent of Independent Certified Public Accountants, Ernst & Young LLP.
(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).
(99.1)	America Online Latin America, Inc. 2000 Stock Plan (Filed as Exhibit 10.1 to Registration Statement on Form S-1, as amended, No. 333-95051, and incorporated herein by reference).